UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2016

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement with Turnstone Capital Inc.

As of January 25, 2016, we entered into a loan agreement (the “Loan Agreement”) with Turnstone Capital Inc. (the “Lender”), whereby the Lender loaned $750,000 to our company in exchange for a non-negotiable promissory note in the principal amount of $750,000 (the “Note”). The Note bears interest at the rate of 15% per annum and matures on March 31, 2016.

The Loan Agreement provides that our obligations to the Lender will be secured by an escrow agreement (the “Escrow Agreement”), pursuant to which we will deposit into escrow a certificate representing 1,500,000 shares of our common stock (the “Escrowed Shares”). As of January 25, 2016, we entered into the Escrow Agreement with the Lender and an escrow agent.

Pursuant to the Escrow Agreement, we intend to deposit a share certificate (the “Certificate”) representing the Escrowed Shares with the escrow agent. Pursuant to the Escrow Agreement, (i) in the event that there is any event of default that is not cured in accordance with the Loan Agreement, the escrow agent is to deliver the Certificate to the Lender and (ii) in the event that our company repays the loan pursuant to the Loan Agreement and there is no event of default that is not cured in accordance with the Loan Agreement at the time of repayment, the escrow agent is to deliver the Certificate to the transfer agent of our company and request the transfer agent to cancel the Escrowed Shares.

Pursuant to the Loan Agreement, we also granted piggyback registration rights to the Lender with respect to the Escrowed Shares.

We issued these securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Amendment Agreement with Neil Rogers

On January 25, 2016, we entered into an amendment agreement with Neil Rogers, whereby the parties agreed to extend the date that:

(a)	all sums due and payable under the loan agreement dated November 30, 2015 are to be paid from 60 days after November 30, 2015 to March 31, 2016; and

(b)	all outstanding principal and interest under the non-negotiable promissory note dated November 30, 2015 to be due and payable from 60 days after November 30, 2015 to March 31, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this current report on Form 8-K is responsive to this item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, we amended our 2013 Equity Incentive Plan to increase the number of shares of stock of our company available for the grant of awards under the plan from 700,000 shares (35,000,000 shares prior to the fifty for one reverse stock split, which became effective as of December 30, 2015) to 7,700,000 shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2016, we amended our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000 by filing a certificate of amendment to articles of incorporation with the Secretary of State of the State of Nevada. As a result, the aggregate number of shares that we have the authority to issue is 300,000,000, of which 200,000,000 shares are common stock, with a par value of $0.001 per share, and 100,000,000 shares are preferred stock, with a par value of $0.001 per share.

On January 22, 2016, we amended the certificate of designation for our Series A Preferred Stock by filing an amendment to certificate of designation with the Secretary of State of the State of Nevada. We amended the certificate of designation for our Series A Preferred Stock by deleting Section 2.2 of the certificate of designation, which proportionately increases or decreases the number of votes per share of Series A Preferred Stock in the event of any dividend or other distribution on our common stock payable in our common stock or a subdivision or consolidation of the outstanding shares of our common stock. Accordingly, holders of Series A Preferred Stock will have 10 votes per share of Series A Preferred Stock, instead of 0.2 votes per share of Series A Preferred Stock.

As a result of the amendment to the certificate of designation for our Series A Preferred Stock, except with respect to matters which adversely affect the holders of Series A Preferred Stock, as required by law, or as required by the articles of incorporation, the holders of Series A Preferred and the holders of common stock of our company, are entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis: (a) holders of common stock will have one vote per share of common stock held by them; and holders of Series A Preferred Stock will have 10 votes per share of Series A Preferred Stock (instead of 0.2 votes per share of Series A Preferred Stock, which was lowered from 10 votes per share of Series A Preferred Stock as a result of the fifty for one reverse stock split, which became effective as of December 30, 2015).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 21, 2016, stockholders of our company approved, by written consents, an amendment to the articles of incorporation of our company to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000.

We received written consents representing 20,776,000 votes from the holders of shares of our common stock and our Series A Preferred Stock voting as a single class, representing approximately 61% of the voting power of our outstanding common stock and our outstanding Series A Preferred Stock voting as a single class as of the record date (January 12, 2016). On January 21, 2016, there were no written consents received by our company representing a vote against, abstention or broker non-vote with respect to the proposal.

On January 22, 2016, all of holders of our Series A Preferred Stock approved, by written consents, an amendment to the certificate of designation for our Series A Preferred Stock to delete Section 2.2 of the certificate of designation so that holders of Series A Preferred Stock will have 10 votes per share of Series A Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

3.1	Certificate of Amendment to Articles of Incorporation

3.2	Certificate of Amendment to Certificate of Designation

10.1	2013 Equity Incentive Plan

10.2	Loan Agreement dated January 25, 2016 with Turnstone Capital Inc.

10.3	Promissory Note dated January 25, 2016 issued to Turnstone Capital Inc.

10.4	Escrow Agreement dated January 25, 2016 with Turnstone Capital Inc. and Escrow Agent

10.5	Amendment Agreement dated January 25, 2016 with Neil Rogers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director

January 25, 2016